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                                                                 Exhibit 10.24.1

                        EMPLOYMENT AGREEMENT MODIFICATION

     THIS Employment Agreement Modification (the "Modification") is made as of the 24th day of June, 2002 by and between Applied Extrusion Technologies, Inc., a Delaware corporation (the "Employer"), and Terry E. Smith (the "Executive").

                                    RECITALS

     1. The Executive is currently employed by the Employer as its Vice President Manufacturing of the Employer's Films Division pursuant to an Employment Agreement dated as of April 1, 2001, as in effect on the date hereof (the "Agreement").

     2. The Employer desires to modify the Agreement of the Executive and to further make secure for itself the experience, abilities and services of the Executive and to prevent the loss of such experience, services and abilities.

     3. In consideration of the employment to be provided hereby and the amounts to be paid as provided herein, the Executive desires to continue to be employed by the Employer and to agree with the Employer as further provided herein.

     NOW THEREFORE, the parties hereto hereby agree as follows:

          Section 3(f) of the Agreement shall be deleted and replaced in its entirety with the following:

     (f) Change in Control. If a "Change in Control" (as such term is defined in Exhibit A to the Employer's 1991 Stock Option Plan for Directors) shall occur, then (i) all stock options previously granted to the Executive which, by their terms, have not yet vested, shall immediately vest and become exercisable, (ii) all contributions to Employee's Supplemental Executive Retirement Plan which, by their terms, have not yet vested, shall immediately vest, (iii) Section 4(d) hereof shall be amended by deleting clauses 4(d)(iii) and 4(d)(iv), and (iv) the Executive shall be entitled to carry out his duties and responsibilities hereunder primarily from Executive's current office in New Castle, Delaware (or another facility serving such purpose and located within 15 miles of such current office) and will not be required to locate his primary place of business outside such area without his consent (which may be given or withheld in his sole discretion).

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     IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first written above.

                                           APPLIED EXTRUSION TECHNOLOGIES, INC.


                                           By:  /s/ David N. Terhune
                                               -----------------------
                                                David N. Terhune
                                                Chief Operating Officer and
                                                   Executive Vice President

                                                /s/ Terry Smith
                                               -----------------------
                                                Terry Smith